Exhibit 10.1
AMENDED AND RESTATED METAVANTE
2007 EQUITY INCENTIVE PLAN
(Amended and Restated Effective as of October 1, 2009)
     1. Objectives. The Amended and Restated Metavante 2007 Equity Incentive Plan is designed to attract and retain certain selected officers, key employees, non-employee directors and appropriate third parties, in each case with respect to the Company, who were not employees, non-employee directors and appropriate third parties, in each case, with respect to Fidelity National Information Services, Inc. and its Subsidiaries immediately prior to the Merger and whose skills and talents are important to the Company’s operations, and reward them for making major contributions to the success of the Company. These objectives are accomplished by making awards under the Plan, thereby providing Participants with a proprietary interest in the growth and performance of the Company. Such awards shall include Awards of Options and Restricted Stock granted prior to the Merger in substitution for awards or options and restricted stock granted under a plan of Marshall & Ilsley Corporation.
     2. Definitions.
     (a) “Award” shall mean an Option, share of Restricted Stock, Restricted Stock Unit, SAR (stock appreciation right), share of Performance Stock or Performance Unit awarded to a Participant pursuant to such terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.
     (b) “Award Agreement” shall mean the agreement that sets forth the terms, conditions and limitations applicable to an Award.
     (c) “Board” shall mean the Board of Directors of the Company.
     (d) “Cause” shall mean (i) the definition of Cause set forth in any individual employment agreement or change of control agreement applicable to such Participant, or (ii) in the case of a Participant who does not have an individual employment agreement or change of control agreement that defines Cause, the definition of Cause contained in the Award Agreement, and (iii) in the case of a Participant who does not have an individual employment agreement, change of control agreement or Award Agreement that defines Cause, then Cause shall mean the discharge of a Participant on account of fraud or embezzlement against the Company or serious and willful acts of misconduct which are detrimental to the business of the Company.
     (e) “Change of Control” shall mean:
     (x) with respect to Awards granted prior to the Merger, the first to occur of the following:
     (i) The acquisition by any individual, entity or “group” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) other than WPM, L.P., of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty-three percent (33%) or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”), or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”), provided, however, that the following acquisitions of common stock shall not constitute a Change of Control: (I) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege or by one person or a group of persons acting in concert), (II) any acquisition by the Company, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any company controlled by the Company (each a member of the “Metavante Group”), (IV) any acquisition by WPM (except as set forth below) or (V) any acquisition by any corporation pursuant to a reorganization, merger, statutory share exchange or consolidation which would not be a Change of Control under subsection (iii) of this Section 2(e); or
     (ii) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened “election contest” or other actual or threatened “solicitation” (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) of proxies or consents by or on behalf of a person other than the Incumbent Board; or
     (iii) Consummation of a reorganization, merger, statutory share exchange or consolidation, unless, following such reorganization, merger, statutory share exchange or consolidation, (A) more than fifty percent (50%) of, respectively, the then-outstanding shares of common stock of the corporation resulting from such reorganization, merger, statutory share exchange or consolidation and the combined voting power of the then-outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger, statutory share exchange or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, statutory share exchange or consolidation, (B) no person (excluding the Company, any employee benefit plan (or related trust) of the Metavante Group or such corporation resulting from such reorganization, merger, statutory share exchange or consolidation, WPM, L.P., and any person beneficially owning, immediately prior to such reorganization, merger, statutory share exchange or consolidation, directly or indirectly, thirty-three percent (33%) or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, thirty-three percent (33%) or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such reorganization, merger, statutory share exchange or consolidation or the combined voting power of the then-outstanding voting securities of such corporation, entitled to vote generally in the election of directors, and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger, statutory share exchange or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or
     (iv) Consummation of a complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than fifty percent (50%) of, respectively, the then-outstanding shares of common stock of such corporation and the combined voting power of the then-outstanding voting securities of such corporation and the combined voting power of the then-outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no person (excluding the Company and any employee benefit plan (or related trust) of the Metavante Group or such corporation, WPM, and any person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, thirty-three percent (33%) or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, thirty-three percent (33%) or more of, respectively, the then-outstanding shares of common stock of such corporation or the combined voting power of the then-outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Incumbent Board providing for such sale of other disposition of assets of the Company.
Notwithstanding the preceding provisions of this subsection 2(e), no event shall constitute a Change of Control if, immediately following such event, (x) WPM beneficially owns, directly or indirectly, 25% or more of the Outstanding Company Voting Securities (or, in the case of clauses (iii) and (iv) above, voting securities of the entity resulting from the applicable event entitled to vote generally in the election of directors), and (y) no person (other than the Company or any employee benefit plan (or related trust) of the Metavante Group or the resulting entity) owns, directly or indirectly, more Outstanding Company Voting Securities (or, if applicable, voting securities of such resulting entity) than WPM; provided, however, that the acquisition by WPM, or any “group” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) including WPM, of beneficial ownership of fifty percent (50%) or more of either: (i) the then-outstanding shares of Common Stock; or (ii) the combined voting power of the Outstanding Company Voting Securities shall in any event constitute a Change of Control;

     or (y) with respect to Awards granted on or after the Merger: (i) the definition of Change of Control contained in the Award Agreement or (ii) in the case of an Award the Award Agreement of which does not define Change of Control, a “Change in Control” as defined in the Company’s 2008 Omnibus Incentive Plan, as amended from time to time.
     (f) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.
     (g) “Common Stock” or “Stock” shall mean the authorized and issued or unissued common stock of the Company.
     (h) “Committee” shall mean the Compensation Committee of the Board, unless the Board designates a different Committee. Except as otherwise determined by the Board, the Committee shall be so constituted as to permit grants to be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended, by virtue of Rule 16b-3 thereunder, as such rule is currently in effect or as hereafter modified or amended, and to permit the Plan to comply with Section 162(m) of the Code and any regulations promulgated thereunder, or any other statutory rule or regulatory requirements.
Notwithstanding the foregoing, the full Board (i) shall act as the Committee with respect to any Awards granted to non-employee directors and (ii) with respect to Awards granted prior to the Merger may grant Awards to Participants prior to the date on which Metavante becomes a separately traded public company.
     (i) “Company” shall mean (i) effective as of the Merger, Fidelity National Information Services, Inc., a Georgia corporation and, unless the context clearly indicates otherwise, references to the Company shall also include Fidelity National Information Services, Inc.’s direct and indirect subsidiaries, and partnerships and other business ventures in which Fidelity National Information Services, Inc. or its direct or indirect Subsidiaries have a significant equity interest, as determined in the sole discretion of the Committee and (ii) prior to the Merger, Metavante Technologies, Inc., a Wisconsin corporation and, unless the context clearly indicates otherwise, references to the Company shall also include Metavante Technologies, Inc.’s direct and indirect subsidiaries, and partnerships and other business ventures in which Metavante Technologies, Inc. or its direct or indirect subsidiaries have a significant equity interest, as determined in the sole discretion of the Committee. For purposes of defining whether a Participant is receiving stock of a “service recipient” under Section 409A of the Code and the guidance thereunder, this definition of “Company” shall be deemed to include the broadest definition of entities permissible under such guidance. For purposes of defining whether a Participant is receiving stock of a “service recipient” under Section 409A of the Code and the guidance thereunder, this definition of “Company” shall be deemed to include the broadest definition of entities permissible under such guidance.
     (j) “Effective Date” shall mean November 1, 2007.
     (k) “Fair Market Value” shall mean the fair market value of a share of Common Stock as determined in good faith by the Committee or pursuant to a procedure specified in good faith by the Committee; provided, however, that if the Committee has not specified otherwise, Fair Market Value shall mean the closing price of a share of Common Stock as reported in a consolidated transaction reporting system on the date of valuation, or, if there was no such sale on the relevant date, then on the last previous day on which a sale was reported. If there is no regular public trading market for such Common Stock, the Fair Market Value of the Common Stock shall be determined by the Committee in its good faith discretion, taking into account, to the extent appropriate, the requirements of Section 409A of the Code.
     (l) “Incentive Stock Option” shall mean an option to purchase shares of Common Stock which complies with the provisions of Section 422 of the Code.
     (m) “Merger” shall mean the merger of Metavante Technologies, Inc. with and into a direct, wholly owned subsidiary of Fidelity National Information Services, Inc., effective on October 1, 2009.
     (n) “M&I Option” shall mean an option to purchase shares of common stock of Marshall & Ilsley Corporation under an M&I Plan.
     (o) “M&I Plans” shall mean the Marshall & Ilsley Corporation 1989, 1997, 2000 and 2003 Executive Stock Option and Restricted Stock Plans, 1993 Executive Stock Option Plan and 2006 Equity Incentive Plan.
     (p) “M&I Restricted Stock Award” shall mean an award of restricted stock with respect to Marshall & Ilsley Corporation to an Employee of the Company under an M&I Plan which was not vested as of the Effective Date.
     (q) “Nonstatutory Stock Option” shall mean an option to purchase shares of Common Stock which does not comply with the provisions of Section 422 of the Code or which is designated as such pursuant to Section 7 of the Plan.
     (r) “Option” shall mean (i) with respect to an employee, an Incentive Stock Option or Nonstatutory Stock Option granted to a Participant by the Committee pursuant to Section 7 hereof and (ii) with respect to any non-employee, a Non-Statutory Stock Option granted to a Participant by the Committee pursuant to Section 7 hereof.
     (s) “Participant” shall mean each individual to whom an Award has been made under the Plan.
     (t) “Performance Goals” shall mean any goals the Committee establishes that relate to one or more of the following with respect to the Company or any one or more of its Subsidiaries or other business units, measured on an absolute basis or in terms of growth or reduction: net sales; cost of sales; revenue; gross income; net income; operating income; income from continuing operations; earnings (including before taxes, and/or interest and/or depreciation and amortization); earnings per share (including diluted earnings per share); price per share; cash flow; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; net operating profit; ratio of debt to debt plus equity; return on shareholder equity; return on capital; return on assets; operating working capital; average accounts receivable; economic value added; customer satisfaction; operating margin; profit margin; sales performance; sales quota attainment; new sales; cross/integrated sales; client engagement; client acquisition; net promoter score; internal revenue growth; and client retention. In the case of Awards that the Committee determines will not be considered “performance based compensation” under Section 162(m) of the Code, the Committee may establish other Performance Goals not listed in this Plan. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).
     (u) “Performance Stock” shall mean shares of Common Stock granted to a Participant by the Committee pursuant to Section 7 hereof, which are subject to restrictions related to the satisfaction of pre-established performance goals.
     (v) “Performance Unit” shall mean a right to receive cash or one share of Common Stock (or a combination of cash and Common Stock) granted to a Participant pursuant to Section 7 hereof, which is conditioned upon the satisfaction of pre-established performance goals.
     (w) “Plan” shall mean the Amended and Restated Metavante 2007 Equity Incentive Plan.
     (x) “Restricted Stock” shall mean shares of Common Stock granted to a Participant by the Committee pursuant to Section 7 hereof, which are subject to restrictions set forth in an Award Agreement.
     (y) “Restricted Stock Unit” shall mean a right to receive one share of Common Stock granted to a Participant pursuant to Section 7 hereof, subject to the restrictions, if any, set forth in the Award Agreement.
     (z) “SAR” shall mean a stock appreciation right with respect to one share of Common Stock granted to a Participant pursuant to Section 7 hereof, subject to the restrictions set forth in the Award Agreement.
     (aa) “Subsidiary” shall mean any corporation in which the Company or another entity qualifying as a Subsidiary within this definition owns 50% or more of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company or another entity qualifying as a Subsidiary within this definition owns 50% or more of the combined equity thereof. For purposes of defining whether a Participant is receiving stock of a “service recipient” under Section 409A of the Code and the guidance thereunder, this definition of “Subsidiary” shall be deemed to include the broadest definition of entities permissible under such guidance.
     (bb) “Substitute Award” shall mean: (i) an Award of an Option granted prior to the Merger through the conversion of an option granted to a Participant under an M&I Plan; (ii) an Award of Restricted Stock granted prior to the Merger in substitution for an M&I Restricted Stock Award; and (iii) an Option Award, Restricted Stock Award or Restricted Stock Unit Award issued in substitution for an option, restricted stock award or restricted stock unit award granted by an entity which engages in a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation involving the Company. Unless otherwise determined by the Committee, Substitute Awards shall remain subject to the terms of the plan under which they have been granted and the applicable award agreement.
     (cc) “WPM” means collectively, WPM, L.P., a limited partnership organized by Warburg Pincus Private Equity IX, L.P. (“WPM L.P.”), a global private equity investment fund managed by Warburg Pincus LLC (“Warburg”) and any Affiliates of WPM L.P. or Warburg.
     3. Eligibility. On or after the Merger, Awards may be made to current employees, non-employee directors and consultants (or other service providers), in each case with respect to the Company, who were not employees, non-employee directors and consultants (or other service providers), in each case with respect to Fidelity National Information Services, Inc. and its Subsidiaries immediately prior to the Merger.
     4. Common Stock Available for Awards.
     (a) Number of Shares. Subject to adjustment as provided in Section 15 hereof, the number of shares that may be issued under the Plan for Awards and Substitute Awards during the term of the Plan is 29,227,500 shares of Common Stock, which may be treasury shares or authorized but unissued shares of Common Stock, or a combination of the two. For purposes of determining the maximum number of shares of Common Stock available for issuance under the Plan, (i) to the extent that any Award involving the issuance of shares of Common Stock is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or other conditions of the Award, or otherwise terminates without an issuance of shares of Common Stock being made thereunder, the shares of Common Stock covered thereby will no longer be counted against the foregoing maximum share limitation and may again be made subject to Awards under the Plan pursuant to such limitation; (ii) upon the exercise of an SAR granted under the Plan, the full number of SARs granted at such time shall be treated as shares of Common Stock issued under the Plan, notwithstanding that a lesser amount of shares or cash representing shares of Common Stock may have been actually issued or paid upon such exercise; and (iii) shares of Common Stock withheld to satisfy taxes and shares of Common Stock used to exercise an Option or SAR, either directly or by attestation, shall be treated as issued hereunder.
     (b) Incentive Stock Options. Subject to adjustment as provided in Section 15 hereof, up to 29,227,500 shares of Common Stock may be granted in the form of Incentive Stock Options provided, however, that notwithstanding any other provision of the Plan to the contrary, effective as of the Merger, no additional Incentive Stock Options shall be awarded under the Plan.
     (c) Limits. Subject to adjustment as provided in Section 15 hereof, no individual shall be eligible to receive Awards with respect to more than 2,700,000 shares of Common Stock reserved under the Plan during any calendar year and the Company will not issue more than 7,306,875 shares of Restricted Stock or Restricted Stock Units during the term of the Plan. For purposes of determining the maximum number of these types of Awards available for grant under the Plan and the limits applicable to individuals, any shares of Restricted Stock which are forfeited to the Company, any Restricted Stock Units which are forfeited to the Company and any Options which are not exercised, shall be treated as Awards that have not been granted under the Plan.

     (d) Securities Law Filings. The Company shall take whatever actions are necessary to file required documents with the U.S. Securities and Exchange Commission and any other appropriate governmental authorities and stock exchanges to make shares of Common Stock available for issuance pursuant to Awards.
     5. Administration. The Plan shall be administered by the Committee, which shall have full and exclusive power to interpret the Plan, to determine which persons are Plan Participants, to grant waivers of Award restrictions, and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, all of which powers shall be executed in the best interests of the Company and in keeping with the objectives of the Plan. All determinations made by the Committee regarding the Plan or an Award shall be binding and conclusive as regards the Company, the Participants, and any other interested persons.
     6. Delegation of Authority. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange on which the Common Stock is listed, the Committee may delegate to the chief executive officer and to other senior officers of the Company its duties under the Plan pursuant to such conditions or limitations as the Committee may establish. Any such delegation may be revoked by the Committee at any time.
     7. Awards. The Committee shall determine the type or types of Award(s) to be made to each Participant and shall set forth in the related Award Agreement the terms, conditions and limitations applicable to each Award, including any vesting requirements. Except to the extent an Award Agreement provides for a different result (in which case the Award Agreement will govern and this Section 7 of the Plan shall not be applicable), if the Participant’s employment is terminated by the Company for a reason other than Cause within 2 years after a Change in Control, (a) each outstanding non-performance based Stock Option, Stock Appreciation Right, Restricted Stock and Restricted Stock Unit Award shall automatically become fully and immediately vested, and (b) each performance-based Award shall be vested at target (as defined in the Award Agreement). Any vesting rules or rules governing the period in which to exercise provided for in a Participant’s employment agreement or change of control agreement shall govern an Award if more favorable to the Participant than the vesting rules or rules governing the period in which to exercise otherwise applicable under an Award Agreement or the Plan.
     The types of Awards available under the Plan are those listed as follows in this Section 7:
     (a) Stock Option. A grant of a right to purchase a specified number of shares of Common Stock the purchase price of which shall be not less than 100% of Fair Market Value on the date of grant. In addition, the Committee may not reduce the purchase price for Common Stock pursuant to an Option after the date of grant without the consent of the Company’s shareholders, except in accordance with adjustments pursuant to Section 15 hereof. Further, an Option may not be exercisable for a period in excess of ten years from the date of grant. An Option may be designated by the Committee in the Award Agreement as a Nonstatutory Stock

Option for all Participants or an Incentive Stock Option for Participants who are employees. Unless otherwise provided by the Committee, an Option shall become vested and exercisable over the four year period after the Option is granted with the option with respect to 25% of the shares becoming vested and exercisable one year after the date of grant and an additional 25% becoming vested and exercisable on the second, third and fourth anniversaries of the date of grant. An Incentive Stock Option, in addition to being subject to applicable terms, conditions and limitations established by the Committee, shall comply with Section 422 of the Code which, among other limitations and shall provide that the aggregate Fair Market Value (determined at the time the option is granted) of Common Stock for which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000. Incentive Stock Options shall be priced at not less than 100% of the Fair Market Value on the date of the grant (110% in the case of a Participant who is a 10% shareholder of the Company within the meaning of Section 422 of the Code); and that Incentive Stock Options shall be exercisable for a period of not more than ten years (five years in the case of a Participant who is a 10% shareholder of the Company) from the date of grant. The other restrictions and conditions of the Option will be established by the Committee and set forth in the Award Agreement.
     (b) Restricted Stock or Restricted Stock Unit Award. An Award of stock, or in the case of a Restricted Stock Unit, a bookkeeping entry granting a Participant the right to a share of Common Stock in the future, for some or no monetary consideration, as the Committee may specify, and which may contain transferability or forfeiture provisions including a requirement of future services and such other restrictions and conditions as may be established by the Committee and set forth in the Award Agreement. Except with respect to Substitute Awards granted prior to the Merger, the restriction period for an employee shall not be less than three years; provided that the award may vest in installments over the restriction period. The Committee may grant fully vested Restricted Stock Units to non-employee directors.
     (c) SARs. A grant of the right to receive, upon exercise, the difference between the Fair Market Value of a share of Common Stock on the date of exercise, and the “Grant Value” of each SAR. The Grant Value shall be not less than 100% of Fair Market Value on the date of grant, as set forth in the Award Agreement. The Committee may not reduce the Grant Value after the date of grant without the consent of the Company’s shareholders, except in accordance with adjustments pursuant to Section 15 hereof. The difference between the Fair Market Value on the date of exercise and the Grant Value, multiplied by the number of SARs exercised (the “Spread”), shall be paid in shares of Common Stock which have a Fair Market Value equal to the Spread, provided, however, that any fractional share shall be paid in cash. Notwithstanding the foregoing, the Company, as determined in the discretion of the Committee, shall be entitled to elect to settle its obligation arising out of the exercise of an SAR by the payment of cash equal to the Spread, or by the issuance of a combination of shares of Common Stock and cash, in the proportions determined by the Committee, which have a Fair Market Value equal to the Spread. Unless otherwise provided in the applicable Award Agreement, an SAR shall become vested and exercisable over the four year period after the SAR is granted with the stock appreciation right with respect to 25% of the shares being vested and exercisable one year after the date of grant and an additional 25% becoming vested and exercisable on the second, third and fourth anniversaries of the date of grant. The other restrictions and conditions of the SARs will be established by the Committee and set forth in the Award Agreement, provided that the period for which an SAR may be exercisable shall not exceed ten years from the date of grant.

     (d) Performance Stock or Performance Unit Award. A grant of a right to receive shares of Common Stock, or in the case of a Performance Unit Award, a right to receive the increase in value of each unit in relation to the Fair Market Value of one or more shares of Common Stock if predetermined conditions are satisfied. The Committee may condition the grant of a Performance Stock Award or a Performance Unit Award upon the attainment of Performance Goals so that the grant qualifies as “performance-based compensation” within the meaning of Section 162(m) of the Code or Section 409A of the Code. In no event shall the performance period be less than one year. The Committee may also condition the grant of a Performance Stock Award or Performance Unit Award upon such other conditions, restrictions and contingencies as the Committee may determine.
     Notwithstanding the foregoing, a Substitute Award of Options or SARs may be made under this Plan where the purchase price of the stock purchased through an Option or the grant price of the SAR is below Fair Market Value at the time of the Award provided: (i) the purchase price of the stock purchased through the option or the grant price of the stock appreciation right was at least equal to the fair market value of the stock (within the meaning of Code Section 409A and 422) at the time the stock appreciation right or option for which the Substitute Award is being made was originally granted; and (ii) the substitution complies with the requirements of Code Section 409A or Code Section 424, as applicable, with respect to the substitution of Options or SARs. Also notwithstanding the foregoing, a Substitute Award of Restricted Stock or Restricted Stock Units granted prior to the Merger may be granted with a restriction period of less than 3 years provided: (i) the restriction period is at least 3 years from the date the restricted stock or restricted stock units for which the Substitute Award is being made were originally granted; and (ii) the value of the Award is substantially equivalent to the value of the award for which the substitution is being made.
     8. [Intentionally omitted.]
     9. Payments to Specified Employees. Notwithstanding any provision of the Plan to the contrary, if (i) an Award is considered deferred compensation subject to the provisions of Section 409A of the Code, (ii) payment under such Award could be triggered by a “separation from service” as defined under Section 409A of the Code and (iii) the Participant who has been granted the Award is a “specified employee”, any and all amounts payable in connection with such Award that would (but for this sentence) be payable within six months following such separation from service, will instead be paid on the date that follows the date of such separation from service by six (6) months. For purposes of the preceding sentence, “separation from service” will be determined in a manner consistent with subsection (a)(2)(A)(i) of Section 409A of the Code and the term “specified employee” will mean an individual determined by the Committee in accordance with its uniform policy with respect to all arrangements subject to Section 409A of the Code to be a specified employee as defined in subsection (a)(2)(B)(i) of Section 409A of the Code.
     10. Stock Option Exercise. The price at which shares of Common Stock may be purchased under a Stock Option shall be paid in full at the time of the exercise in (a) cash, (b) by means of tendering Common Stock, either directly or by attestation (“Delivered Stock”), (c) by broker-assisted exercise or by surrendering to the Company shares of Common Stock otherwise receivable upon exercise of the Stock Option having an aggregate Fair Market Value on the date of exercise equal to such purchase price (a “Net Exercise”), or (d) any combination of the foregoing. For purposes of the foregoing, Delivered Stock shares of Common Stock used in a Net Exercise shall be valued at Fair Market Value on the date of exercise.
     11. Tax Withholding. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of shares under the Plan, an appropriate number of shares for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes, but in no event in excess of the minimum withholding required by law. The Company may defer making delivery with respect to Common Stock obtained pursuant to an Award hereunder until arrangements satisfactory to it have been made with respect to any such withholding obligation. If Common Stock is used to satisfy tax withholding, such stock shall be valued based on the Fair Market Value when the Nonstatutory Stock Option or SAR is exercised or the Restricted Stock or Performance Stock vests. In the case of Restricted Stock Units or Performance Units, such stock will be valued when the Restricted Stock Units or Performance Units are paid to a Participant, in the case of income tax withholding, or when the Restricted Stock Units or Performance Units vest, in the case of employment tax withholding, unless applicable law requires a different time for withholding. Shares of Common Stock used to satisfy tax withholding obligations shall be treated as issued for purposes of determining the number of shares remaining for grant of Awards pursuant to Section 4 hereof.
     12. Amendment or Discontinuance of the Plan. The Board may, at any time, amend or terminate the Plan; provided, however, that
     (a) no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board, except (i) to the extent necessary for Participants to avoid becoming subject to penalties and/or interest under Section 409A of the Code or (ii) to the extent that the Company wishes to terminate the Plan by paying out the value of all Awards (vested and non vested) to Participants in connection with the Change of Control for adjustments permitted under Section 15 hereof; and
     (b) the Board may not, without further approval of the shareholders, adopt any amendment to the Plan for which shareholder approval is required under tax, securities or any other applicable law or the listing standards of the principal securities exchange on which the Common Stock is then listed for trading. In addition, the Board may not reduce the exercise price of an Option or the Grant Value of an SAR without the consent of the Company’s shareholders, except in accordance with the adjustments pursuant to Section 15 hereof; and
     (c) unless determined otherwise by the Committee, any such modification or amendment shall be made in a manner that will enable an Award intended to be exempt from Section 409A of the Code to continue to be so exempt, or to enable an Award intended to comply with Section 409A of the Code to continue to so comply.
     13. Termination of Employment or Service. If the employment of a Participant terminates, other than pursuant to subsections (a) and (b) of this Section 13, all unexercised,

deferred and unpaid Awards shall terminate 90 days after such termination of employment or service, unless the Award Agreement or an employment agreement or change of control agreement provides otherwise, and during such 90-day period shall be exercisable only to the extent provided in the Award Agreement. Notwithstanding the foregoing, (i) if a Participant’s employment is terminated for Cause, to the extent the Award is not effectively exercised or has not vested prior to such termination, it shall lapse or be forfeited to the Company immediately upon termination and (ii) a non-employee director’s Option shall terminate upon the earlier of the tenth anniversary of the date of grant or the third anniversary of the termination of the Participant’s service as a director. In all events, an Award will not be exercisable after the end of its term as set forth in the Award Agreement.
     (a) Resignation in the Best Interests of the Company. When a Participant resigns from the Company and, in the judgment of the chief executive officer or other senior officer designated by the Committee, the acceleration and/or continuation of outstanding Awards would be in the best interests of the Company, the Committee may authorize, where appropriate taking into account any regulatory or accounting implications of such action, the acceleration and/or continuation of all or any part of Awards granted prior to such termination. Notwithstanding the foregoing if an Award is considered Deferred Compensation within the meaning of Code Section 409A or is intended to be performance based compensation within the meaning of Code Section 162(m) the discretion otherwise permitted by this Section shall not applicable.
     (b) Death or Disability of a Participant.
     (i) In the event of a Participant’s death, the Participant’s estate or beneficiaries shall have a period specified in the Award Agreement within which to receive or exercise any outstanding Award held by the Participant under such terms, and to the extent, as may be specified in the applicable Award Agreement. Rights to any such outstanding Awards shall pass by will or the laws of descent and distribution in the following order: (A) to beneficiaries so designated by the Participant; if none, then (B) to a legal representative of the Participant; if none, then (C) to the persons entitled thereto as determined by applicable law or, absent applicable law, a court of competent jurisdiction.
     (ii) In the event a Participant is deemed by the Company to be disabled within the meaning of the Award Agreement, or, absent a definition therein, the Company’s long-term disability plan (provided that with respect to any Award subject to Section 409A of the Code, disability shall mean, unless otherwise provided in the Award Agreement, a “disability” within the meaning of Section 409A of the Code), the Award shall be exercisable for the period, and to the extent, specified in the Award Agreement. Awards and rights to any such Awards may be paid to or exercised by the Participant, if legally competent, or a legally designated guardian or representative if the Participant is legally incompetent by virtue of such disability.
     (iii) After the death or disability of a Participant, the Committee may in its sole discretion at any time (A) terminate restrictions in Award Agreements; (B) accelerate any or all installments and rights; and (C) instruct the Company to pay the total of any accelerated payments in a lump sum to the Participant, the Participant’s estate, beneficiaries or representative, notwithstanding that, in the absence of such termination of restrictions or acceleration of payments, any or all of the payments due under the Awards might ultimately have become payable to other beneficiaries. Notwithstanding the foregoing, if an Award is considered deferred compensation subject to the provisions of Section 409A of the Code, the Committee shall not have the discretion otherwise provided under this provision.
     (iv) In the event of uncertainty as to interpretation of or controversies concerning this subsection (b) of Section 13, the Committee’s determinations shall be binding and conclusive on all interested parties.
     (c) No Employment or Service Rights. The Plan shall not confer upon any Participant any right with respect to continuation of employment by the Company or service as a director, nor shall it interfere in any way with the right of the Company to terminate any Participant’s employment at any time.
     14. Nonassignability. Except as provided in subsection (b) of Section 13 and this Section 14, no Award or any other benefit under the Plan shall be assignable or transferable, or payable to or exercisable by anyone other than the Participant to whom it was granted. Notwithstanding the foregoing, the Committee (in the form of an Award Agreement or otherwise) may permit Awards, other than Incentive Stock Options, to be transferred to members of the Participant’s immediate family, to trusts for the benefit of the Participant and/or such immediate family members, and to partnerships or other entities in which the Participant and/or such immediate family members own all the equity interests. For purposes of the preceding sentence, “immediate family” shall mean a Participant’s spouse, issue and spouses of his issue.
     15. Adjustments. In the event of any change in the outstanding Common Stock of the Company by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, or similar event, the Committee shall make or provide for such adjustment in the (a) the number of shares of Common Stock (i) reserved under the Plan, (ii) available for Incentive Stock Options, (iii) for which Awards may be granted to an individual Participant, and (iv) covered by outstanding Awards denominated in stock, (b) the stock prices related to outstanding Awards; and (c) the appropriate Fair Market Value and other price determinations for such Awards, as the Committee in its sole discretion deems to be equitable. In the event of any other change affecting the Common Stock or any distribution (other than normal cash dividends) to holders of Common Stock, such adjustments as may be deemed equitable by the Committee, including adjustments to avoid fractional shares, shall be made to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized to issue or assume awards, whether or not in a transaction to which Section 424(a) of the Code applies, by means of substitution of new Awards for previously issued awards or an assumption of previously issued awards provided such issuance or assumption complies with any applicable requirements of this Plan and Code Section 409A with respect to the substitution of options and SARs. Any adjustment, waiver, conversion or other action taken by the Committee under this Section 15 shall be conclusive and binding on all Participants, the Company and their successors, assigns and beneficiaries. Notwithstanding the foregoing: (i) any adjustments made pursuant to this Section 15 to Awards that constitute a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of

Section 409A of the Code; (ii) any adjustments made pursuant to this Section 15 to Awards that do not constitute a “nonqualified deferred compensation plan” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either (A) continue not to be subject to Section 409A of the Code or (B) comply with the requirements of Section 409A of the Code; and (iii) in any event, neither the Committee nor the Board shall have the authority to make any adjustments pursuant to this Section 15 to the extent the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code at the date of grant to violate Section 409A of the Code.
     16. Notice. Any notice to the Company required by any of the provisions of the Plan shall be addressed to the director of human resources or to the chief executive officer of the Company in writing, and shall become effective when it is received by the office of either of them. Any notice to a Participant shall be addressed to the Participant at his last known address as it appears on the Company’s records.
     17. Unfunded Plan. The Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to Common Stock under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any Common Stock, nor shall the Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any Common Stock to be granted under the Plan. Any liability of the Company to any Participant with respect to a grant of Common Stock or rights thereto under the Plan shall be based solely upon any contractual obligations that may be created by the Plan and any Award Agreement; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.
     18. Governing Law. With respect to Awards granted on or after the Merger, the Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Florida without giving effect to its conflicts of law provisions. With respect to Awards granted prior to the Merger, the Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Wisconsin without giving effect to its conflicts of law provisions.
     19. Termination Dates. The Plan shall terminate exactly ten years from the Effective Date subject to earlier termination by the Board pursuant to Section 12, after which no Awards may be made under the Plan, but any such termination shall not affect Awards then outstanding or the authority of the Committee to continue to administer the Plan.
     20. Other Benefit and Compensation Programs. Payments and other benefits received by a Participant pursuant to an Award shall not be deemed a part of such Participant’s regular, recurring compensation for purposes of the termination or severance plans of the Company and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement, unless the Committee expressly determines otherwise.

     21. Controlling Terms. For the avoidance of doubt, notwithstanding any other provision of the Plan to the contrary, the terms of the Plan in effect immediately prior to the Merger shall apply to any outstanding Award issued under the Plan prior to the Merger, provided that effective immediately after the Merger, references to the term “Company” or “Metavante” (or words of similar import) under the Plan and any Award Agreement relating to such Award shall mean Fidelity National Information Services, Inc. and its Subsidiaries.

Fidelity National Information Services, Inc.
Metavante 2007 Equity Incentive Plan
Notice of Stock Option Grant
     You (the “Optionee”) have been granted the following option (the “Option”) to purchase Common Stock of Fidelity National Information Services, Inc. (the “Company”), par value $0.01 per share (“Share”), pursuant to the Amended and Restated Metavante 2007 Equity Incentive Plan (the “Plan”):

Name of Optionee:
Total Number of Shares Subject to Option:
Type of Option:	Nonstatutory
Exercise Price Per Share:	$(the “Exercise Price”)
Date of Grant:	[ ] (the “Date of Grant”)
Vesting Schedule:	Subject to the terms of the Plan and the Stock Option Agreement attached hereto, the right to exercise this Option shall vest with respect to one-third of the total number of Shares subject to this Option on each anniversary of the Date of Grant, until fully vested.
Last Date That Option Is Exercisable (the “Expiration Date”):	7th Anniversary of Date of Grant The Option is subject to earlier expiration, as provided in Section 3(b) of the attached Stock Option Agreement.

By your signature and the signature of the Company’s representative below, you and the Company agree and acknowledge that this Option is granted under and governed by the terms and conditions of the Plan and the attached Stock Option Agreement, which are incorporated herein by reference, and that you have been provided with a copy of the Plan and Stock Option Agreement.

Optionee:	Fidelity National Information Services, Inc.

By:

(Name)		Ronald D. Cook
Date: ______________________________		EVP, General Counsel and
Address: ___________________________		Corporate Secretary
___________________________________

Fidelity National Information Services, Inc.
Metavante 2007 Equity Incentive Plan
Stock Option Agreement
Section 1. Grant of Option.
     (a) Option. On the terms and conditions set forth in the attached Notice of Stock Option Grant and this Stock Option Agreement (the “Agreement”), Fidelity National Information Services, Inc. (the “Company”) grants to the Optionee on the Date of Grant the option (the “Option”) to purchase at the Exercise Price the number of Shares set forth in the Notice of Stock Option Grant.
     (b) Plan and Defined Terms. The Option is granted pursuant to the Plan. All terms, provisions, and conditions applicable to the Option set forth in the Plan and not set forth herein are hereby incorporated by reference herein (it being understood that for all purposes of this Agreement, references in the Plan to the “Company” shall be deemed to refer to Fidelity National Information Services, Inc. notwithstanding anything to the contrary in the Plan). To the extent any provision hereof is inconsistent with a provision of the Plan, the provisions of the Plan will govern. All capitalized terms that are used in the Notice of Stock Option Grant or this Agreement and not otherwise defined therein or herein shall have the meanings ascribed to them in the Plan.
Section 2. Right to Exercise.
     The Option hereby granted shall be exercised by written notice to the Committee, specifying the number of Shares the Optionee desires to purchase together with provision for payment of the Exercise Price. Subject to such limitations as the Committee may impose (including prohibition of one more of the following payment methods), payment of the Exercise Price may be made by (a) cash or check payable to the order of the Company, for an amount in United States dollars equal to the aggregate Exercise Price of such Shares, (b) by tendering to the Company Shares having an aggregate Fair Market Value equal to such Exercise Price, (c) by broker-assisted exercise or by surrendering to the Company Shares otherwise receivable upon exercise of the Option having an aggregate Fair Market Value on the date of exercise equal to such Exercise Price, or (d) by a combination of such foregoing methods. The Company may require the Optionee to furnish or execute such other documents as the Company shall reasonably deem necessary (i) to evidence such exercise and (ii) to comply with or satisfy the requirements of the Securities Act of 1933, as amended, the Exchange Act, applicable state or non-U.S. securities laws or any other law.
Section 3. Term and Expiration.
     (a) Basic Term. Subject to earlier termination pursuant to the terms here, the Option shall expire on the Expiration Date set forth in the Notice of Stock Option Grant.
     (b) Termination of Employment or Service. If the Optionee’s employment or service as a director of the Company or consultant to the Company, as the case may be, is terminated, the Option shall expire on the earliest of the following occasions:

          (i) The Expiration Date set forth in the Notice of Stock Option Grant;
          (ii) The date three months following the termination of the Optionee’s employment or service for any reason other than Cause, Retirement, death, or Disability;
          (iii) The date three years following the termination of the Optionee’s employment or service for Retirement;
          (iv) The date one year following the termination of the Optionee’s employment or service due to death or Disability; or
          (v) The date of termination of the Optionee’s employment or service for Cause.
The Optionee may exercise all or part of this Option at any time before its expiration under the preceding sentence, but, subject to the following sentence, only to the extent that the Option had become vested before the Optionee’s employment or service terminated. When the Optionee’s employment or service terminates, this Option shall expire immediately with respect to the number of Shares for which the Option is not yet vested. If the Optionee dies after termination of employment or service, but before the expiration of the Option, all or part of this Option may be exercised (prior to expiration) by the personal representative of the Optionee or by any person who has acquired this Option directly from the Optionee by will, bequest or inheritance, but only to the extent that the Option was vested and exercisable upon termination of the Optionee’s employment or service.
     (c) Definition of “Cause.” The term “Cause” shall have the meaning ascribed to such term in the Optionee’s employment agreement with the Company or any Subsidiary. If the Optionee’s employment agreement does not define the term “Cause,” or if the Optionee has not entered into an employment agreement with the Company or any Subsidiary, the term “Cause” shall mean (i) the willful engaging by the Optionee in misconduct that is demonstrably injurious to the Company or any Parent or Subsidiary (monetarily or otherwise), (ii) the Optionee’s conviction of, or pleading guilty or nolo contendere to, a felony involving moral turpitude, or (iii) the Optionee’s violation of any confidentiality, non-solicitation, or non-competition covenant to which the Optionee is subject.
     (d) Definition of “Disability.” The term “Disability” shall have the meaning ascribed to such term in the Optionee’s employment agreement with the Company or any Subsidiary. If the Optionee’s employment agreement does not define the term “Disability,” or if the Optionee has not entered into an employment agreement with the Company or any Subsidiary, the term “Disability” shall mean the Optionee’s entitlement to long-term disability benefits pursuant to the long-term disability plan maintained by the Company or in which the Company’s employees participate.
     (e) Definition of “Retirement.” The term “Retirement” shall have the meaning ascribed to such term in the Optionee’s employment agreement with the Company or any Subsidiary. If the Optionee’s employment agreement does not define the term “Retirement,” or if the Optionee has not entered into an employment agreement with the Company or any Subsidiary, the term “Retirement” shall mean the Optionee’s termination of employment without

Cause on or after age 55 if the sum of the Optionee’s age at termination of employment and Years of Service with the Company total 65 or more.
     (f) Definition of “Years of Service.” The term “Years of Service” means years of consecutive and continuous service with the Company or a predecessor entity.
Section 4. Transferability of Option.
     The Option shall not be transferable by the Optionee other than by will or the laws of descent and distribution, and the Option shall be exercisable during the Optionee’s lifetime only by the Optionee or on his or her behalf by the Optionee’s guardian or legal representative.
Section 5. Miscellaneous Provisions.
     (a) Acknowledgements. The Optionee hereby acknowledges that he or she has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their respective terms and conditions. The Optionee acknowledges that there may be tax consequences upon the exercise or transfer of the Option and that the Optionee should consult an independent tax advisor prior to any exercise of the Option.
     (b) Tax Withholding. Pursuant to Section 11 of the Plan, the Committee shall have the power and the right to deduct or withhold, or require the Optionee to remit to the Company, an amount sufficient to satisfy any federal, state and local taxes (including the Optionee’s FICA obligations) required by law to be withheld with respect to this Option. The Committee may condition the delivery of Shares upon the Optionee’s satisfaction of such withholding obligations. The Optionee may elect to satisfy all or part of such withholding requirement by tendering previously-owned Shares or by having the Company withhold Shares having a Fair Market Value equal to the minimum statutory withholding (based on minimum statutory withholding rates for federal, state and local tax purposes, as applicable, including payroll taxes) that could be imposed on the transaction. Such election shall be irrevocable, made in writing, signed by the Optionee, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.
     (c) Notice Concerning Disqualifying Dispositions. If the Option is an Incentive Stock Option, the Optionee shall notify the Committee of any disposition of Shares issued pursuant to the exercise of the Option if the disposition constitutes a “disqualifying disposition” within the meaning of Sections 421 and 422 of the Code (or any successor provision of the Code then in effect relating to disqualifying dispositions). Such notice shall be provided by the Optionee to the Committee in writing within 10 days of any such disqualifying disposition.
     (d) Rights as a Stockholder. Neither the Optionee nor the Optionee’s transferee or representative shall have any rights as a stockholder with respect to any Shares subject to this Option until the Option has been exercised and Share certificates have been issued to the Optionee, transferee or representative, as the case may be.
     (e) Ratification of Actions. By accepting this Agreement, the Optionee and each person claiming under or through the Optionee shall be conclusively deemed to have indicated the Optionee’s acceptance and ratification of, and consent to, any action taken under the Plan or this Agreement and Notice of Stock Option Grant by the Company, the Board, or the Committee.

     (f) Notice. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the Company at its principal executive office and to the Optionee at the address that he or she most recently provided in writing to the Company.
     (g) Choice of Law. This Agreement and the Notice of Stock Option Grant shall be governed by, and construed in accordance with, the laws of Florida, without regard to any conflicts of law or choice of law rule or principle that might otherwise cause the Plan, this Agreement or the Notice of Stock Option Grant to be governed by or construed in accordance with the substantive law of another jurisdiction.
     (h) Arbitration. Any dispute or claim arising out of or relating to the Plan, this Agreement or the Notice of Stock Option Grant shall be settled by binding arbitration before a single arbitrator in Jacksonville, Florida and in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator shall decide any issues submitted in accordance with the provisions and commercial purposes of the Plan, this Agreement and the Notice of Stock Option Grant, provided that all substantive questions of law shall be determined in accordance with the state and Federal laws applicable in Florida, without regard to internal principles relating to conflict of laws.
     (i) Modification or Amendment. This Agreement may only be modified or amended by written agreement executed by the parties hereto; provided, however, that the adjustments permitted pursuant to Section 15 of the Plan may be made without such written agreement.
     (j) Severability. In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed and enforced as if such illegal or invalid provision had not been included.
     (k) References to Plan. All references to the Plan shall be deemed references to the Plan as may be amended from time to time.
     (l) Section 409A Compliance. To the extent applicable, it is intended that the Plan and this Agreement comply with the requirements of Code Section 409A and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service and the Plan and the Award Agreement shall be interpreted accordingly.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
Notice of Restricted Stock Grant
     You (the “Grantee”) have been granted the following award of restricted Common Stock (the “Restricted Stock”) of Fidelity National Information Services, Inc. (the “Company”), par value $0.01 per share (the “Shares”), pursuant to the Amended and Restated Metavante 2007 Equity Incentive Plan (the “Plan”):

Name of Grantee:
Number of Shares of Restricted Stock Granted:
Date of Grant:	(the “Date of Grant”)
Vesting and Period of Restriction:	Subject to the terms of the Plan and the Restricted Stock Award Agreement attached hereto, the restriction period the Restricted Stock is subject to a substantial risk of forfeiture and not transferable (the “Period of Restriction”) shall lapse, and the shares of Restricted Stock granted hereunder shall vest and become free of the forfeiture and transfer restrictions contained in the Restricted Stock Award Agreement, with respect to one-third of the total number of Shares of Restricted Stock granted hereunder on each anniversary of the Date of Grant, until fully vested.

By your signature and the signature of the Company’s representative below, you and the Company agree and acknowledge that this grant of Restricted Stock is granted under and governed by the terms and conditions of the Plan and the attached Restricted Stock Award Agreement, which are incorporated herein by reference, and that you have been provided with a copy of the Plan and Restricted Stock Agreement.

Grantee:	Fidelity National Information Services, Inc.

By:

(Name)		Ronald D. Cook
Date: ______________________________		EVP, General Counsel and
Address: ___________________________		Corporate Secretary
___________________________________

FIDELITY NATIONAL INFORMATION SERVICES, INC.
Restricted Stock Award Agreement
SECTION 1. GRANT OF RESTRICTED STOCK
     (a) Restricted Stock. On the terms and conditions set forth in the attached Notice of Restricted Stock Grant and this Restricted Stock Award Agreement (the “Agreement”), Fidelity National Information Services, Inc. (the “Company”) grants to the Grantee on the Date of Grant the Shares of Restricted Stock (the “Restricted Stock”) set forth in the Notice of Restricted Stock Grant.
     (b) Plan and Defined Terms. The Restricted Stock is granted pursuant to the Plan. All terms, provisions, and conditions applicable to the Restricted Stock set forth in the Plan and not set forth herein are hereby incorporated by reference herein (it being understood that for all purposes of this Agreement, references in the Plan to the “Company” shall be deemed to refer to Fidelity National Information Services, Inc. notwithstanding anything to the contrary in the Plan). To the extent any provision hereof is inconsistent with a provision of the Plan, the provisions of the Plan will govern. All capitalized terms that are used in the Notice of Restricted Stock Grant or this Agreement and not otherwise defined therein or herein shall have the meanings ascribed to them in the Plan.
SECTION 2. FORFEITURE AND TRANSFER RESTRICTIONS
     (a) Forfeiture Restrictions. If the Grantee’s employment or service as a Director or Consultant, as the case may be, is terminated for any reason other than (i) death, (ii) Disability (as defined below) or (iii) termination by the Company and its Subsidiaries without Cause (as defined below), the Grantee shall, for no consideration, forfeit to the Company the Shares of Restricted Stock to the extent such Shares are subject to a Period of Restriction at the time of such termination. If the Grantee’s employment or service as a director of the Company or a consultant to the Company, as the case may be, terminates due to the Grantee’s death or Disability, or is terminated by the Company and its Subsidiaries without Cause, while Shares of Restricted Stock are subject to a Period of Restriction, the Period of Restriction with respect to such Shares shall lapse, and the Shares shall vest and become free of the forfeiture and transfer restrictions described in this Section 2, on the date of the Grantee’s termination of employment or service.
          (i) The term “Cause” shall have the meaning ascribed to such term in the Grantee’s employment agreement with the Company or any Subsidiary. If the Grantee’s employment agreement does not define the term “Cause,” or if the Grantee has not entered into an employment agreement with the Company or any Subsidiary, the term “Cause” shall mean (A) the willful engaging by the Grantee in misconduct that is demonstrably injurious to the Company or any Parent or Subsidiary (monetarily or otherwise), as determined by the Company in its sole discretion, (B) the Grantee’s conviction of, or pleading guilty or nolo contendere to, a felony involving moral turpitude, or (C) the Grantee’s violation of any confidentiality, non-solicitation, or non-competition covenant to which the Grantee is subject.

          (ii) The term “Disability” shall have the meaning ascribed to such term in the Grantee’s employment agreement with the Company or any Subsidiary. If the Grantee’s employment agreement does not define the term “Disability,” or if the Grantee has not entered into an employment agreement with the Company or any Subsidiary, the term “Disability” shall mean the Grantee’s entitlement to long-term disability benefits pursuant to the long-term disability plan maintained by the Company or in which the Company’s employees participate.
     (b) Transfer Restrictions. During the Period of Restriction, the Restricted Stock may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of to the extent such Shares are subject to a Period of Restriction.
     (c) Lapse of Restrictions. The Period of Restriction shall lapse as to the Restricted Stock in accordance with the Notice of Restricted Stock Grant. Subject to the terms of the Plan and Section 4(a) hereof, upon lapse of the Period of Restriction, the Grantee shall own the Shares that are subject to this Agreement free of all restrictions otherwise imposed by this Agreement.
SECTION 3. STOCK CERTIFICATES
     As soon as practicable following the grant of Restricted Stock, the Shares of Restricted Stock shall be registered in the Grantee’s name in certificate or book-entry form. If a certificate is issued, it shall bear an appropriate legend referring to the restrictions and it shall be held by the Company, or its agent, on behalf of the Grantee until the Period of Restriction has lapsed. If the Shares are registered in book-entry form, the restrictions shall be placed on the book-entry registration. The Grantee may be required to execute and return to the Company a blank stock power for each Restricted Stock certificate (or instruction letter, with respect to Shares registered in book-entry form), which will permit transfer to the Company, without further action, of all or any portion of the Restricted Stock that is forfeited in accordance with this Agreement.
     Except for the transfer restrictions, and subject to such other restrictions, if any, as determined by the Committee, the Participant shall have all other rights of a holder of Shares, including the right to receive dividends paid (whether in cash or property) with respect to the Restricted Stock and the right to vote (or to execute proxies for voting) such Shares. Unless otherwise determined by the Committee, if all or part of a dividend in respect of the Restricted Stock is paid in Shares or any other security issued by the Company, such Shares or other securities shall be held by the Company subject to the same restrictions as the Restricted Stock in respect of which the dividend was paid.
SECTION 4. MISCELLANEOUS PROVISIONS
     (a) Tax Withholding. Pursuant to Section 11 of the Plan, the Committee shall have the power and right to deduct or withhold, or require the Grantee to remit to the Company, an amount sufficient to satisfy any federal, state and local taxes (including the Grantee’s FICA obligations) required by law to be withheld with respect to this Award. The Committee may condition the delivery of Shares upon the Grantee’s satisfaction of such withholding obligations. The Grantee may elect to satisfy all or part of such withholding requirement by tendering previously-owned Shares or by having the Company withhold Shares having a Fair Market Value equal to the minimum statutory withholding (based on minimum statutory withholding rates for federal, state and local tax purposes, as applicable, including payroll taxes) that could be imposed on the transaction. Such election shall be irrevocable, made in writing, signed by the Grantee, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.
     (b) Ratification of Actions. By accepting this Agreement, the Grantee and each person claiming under or through the Grantee shall be conclusively deemed to have indicated the Grantee’s acceptance and ratification of, and consent to, any action taken under the Plan or this Agreement and Notice of Restricted Stock Grant by the Company, the Board or the Committee.
     (c) Notice. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the Company at its principal executive office and to the Grantee at the address that he or she most recently provided in writing to the Company.
     (d) Choice of Law. This Agreement and the Notice of Restricted Stock Grant shall be governed by, and construed in accordance with, the laws of Florida, without regard to any conflicts of law or choice of law rule or principle that might otherwise cause the Plan, this Agreement or the Notice of Restricted Stock Grant to be governed by or construed in accordance with the substantive law of another jurisdiction.
     (e) Arbitration. Any dispute or claim arising out of or relating to the Plan, this Agreement or the Notice of Restricted Stock Grant shall be settled by binding arbitration before a single arbitrator in Jacksonville, Florida and in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator shall decide any issues submitted in accordance with the provisions and commercial purposes of the Plan, this Agreement and the Notice of Restricted Stock Grant, provided that all substantive questions of law shall be determined in accordance with the state and Federal laws applicable in Florida, without regard to internal principles relating to conflict of laws.
     (f) Modification or Amendment. This Agreement may only be modified or amended by written agreement executed by the parties hereto; provided, however, that the adjustments permitted pursuant to Section 15 of the Plan may be made without such written agreement.
     (g) Severability. In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed and enforced as if such illegal or invalid provision had not been included.
     (h) References to Plan. All references to the Plan shall be deemed references to the Plan as may be amended from time to time.
     (i) Section 409A Compliance. To the extent applicable, it is intended that the Plan and this Agreement comply with the requirements of Code Section 409A and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service and the Plan and the Award Agreement shall be interpreted accordingly.